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                                                                   EXHIBIT 23.11

                   CONSENT OF WASSERSTEIN PERELLA & CO., INC.

We hereby consent to the use in the Registration Statement on Form S-4 of Evergreen Media Corporation ("Evergreen") and in the related Joint Proxy Statement/Prospectus of Evergreen and Chancellor Broadcasting Company ("Chancellor") of our opinion, dated February 19, 1997, and letter, dated August 1, 1997, appearing as Annex B-1 and Annex B-2, respectively, of the Joint Proxy Statement/Prospectus, to the description therein of such opinion and letter and to the description therein of our presentation to the Board of Directors of Evergreen on February 18, 1997; and to the references therein to us under the headings "Summary -- The Merger -- Opinion of Financial Advisor to the Evergreen Board," "The Merger -- Background and Reasons for the Merger: Evergreen" and "The Merger -- Opinion of Financial Advisor to the Evergreen Board." In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                               /s/ WASSERSTEIN PERELLA & CO.,
                                                          INC.

                                            ------------------------------------
                                            WASSERSTEIN PERELLA & CO., INC.

New York, New York
August 1, 1997